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                                                                    Exhibit 3.31

                                 New York State
                               Department of State
                     Division of Corporations, State Records
                           and Uniform Commercial Code
                                Albany, NY 12231




                (This form must be printed or typed in black ink)
                          CERTIFICATE OF INCORPORATION
                                       OF
                   __________________________________________
                             (Insert corporate name)


                Under Section 402 of the Business Corporation Law

FIRST:  The name of the corporation is: _______________________________________
_______________________________________________________________________________

SECOND: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body.

THIRD: The county, within this state, in which the office of the corporation is to be located is: _____________________________________________________________

FOURTH: The total number of shares which the corporation shall have authority to issue and a statement of the par value of each share or a statement that the shares are without par value are: 200 No Par Value

FIFTH: The secretary of state is designated as agent of the corporation upon whom process against the corporation may be served. The address to which the Secretary of State shall mail a copy of any process accepted on behalf of the corporation is:

       _________________________________________________________________
       _________________________________________________________________
       _________________________________________________________________


SIXTH: (optional) The name and street address in this state of the registered agent upon whom process against the corporation may be served is:

       _________________________________________________________________
       _________________________________________________________________
       _________________________________________________________________

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SEVENTH: (optional - the existence of the corporation begins on the date the certificate of incorporation is filed by the Department of State. Corporate existence may begin on a date, not to exceed 90 days, after the date of filing by the Department of State. Complete this paragraph only if you wish to have the corporation's existence to begin on a later date, which is not more than 90 days after the date of filing by the Department of State.) The date the corporate existence shall begin is: ___________________________________________________.


X
---------------------------------------------
(Signature)


---------------------------------------------
(Type or print name)


---------------------------------------------
(Address)


---------------------------------------------
(City, State, Zip code)


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                          CERTIFICATE OF INCORPORATION
                                       OF


                      _____________________________________
                             (Insert corporate name)

                Under Section 402 of the Business Corporation Law


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -



Filed by:         _______________________________________
                  (Name)


                  _______________________________________
                  (Mailing address)


                  _______________________________________
                  (City, State and Zip code)





Note: This form was prepared by the New York State Department of State for filing a certificate of incorporation for a business corporation. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. The fee for a certificate of incorporation is $125 plus the applicable tax on shares required by Section 180 of the Tax Law. The minimum tax on shares is $10. The tax on 200 no par value shares is $10 (total $135). Checks should be made payable to the Department of State for the total amount of the filing fee and tax.